SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K

              Current Report Pursuant to Section 13 or 15 (d) of
                      the Securities Exchange Act of 1934



                Date of earliest event reported: April 10, 2000



                         San Fabian Resources, Inc.



     Delaware                                                   13-4069962
   (State of Incorporation)  (Commission File Number)   (IRS Identification No.)




3rd Floor, 530 Atlantic Avenue, Boston Massachusetts
     (Address of principal executive offices)(Zip Code)




     (617) 617-6401
     (Registrant's telephone number, including area code)



1501 Broadway, New York, New York
     (Former name or address, if changed since last report)



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                      INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant.

     On February 8, 2000, we signed a Share Exchange and Purchase Agreement (the "Share Exchange and Purchase Agreement") with Adinda Pty Ltd, an Australian Corporation ("Adinda") and Mr. Boman Irani. Adinda and Mr. Irani own all of the issued and outstanding capital stock of Aus Water Purification Pty Ltd ("Aus Water").

     Pursuant to the Share Exchange and Purchase Agreement, we are acquiring all of the issued and outstanding shares of Aus Water stock in exchange for the issuances to each of Adinda and Mr. Irani of 6,000,000 shares of its common stock.

     The obligation of Adinda and Mr. Irani to complete their subscription for the Shares is subject to the satisfaction of certain conditions. One such condition is that Mr. Herbert Maxwell resign his positions as our director and officer at the time of closing under the Share Exchange and Purchase Agreement after taking any and all steps necessary to appoint certain persons designated by Adinda and Mr. Irani to become members of our board of directors.

     The closing of the transactions contemplated by the Share Exchange and Purchase Agreement occurred on April 10, 2000.


Designees to Our Board of Directors

     The following table sets forth certain information with respect to the persons designated by Adinda and Mr. Irani appointed to our board of directors as of April 10, 2000:

Name and Address             Age                Shares Beneficially Owned
Mr. Boman Irani              58                       5,100,000
Mr. Richard Flory            47                       5,100,000
Mr Bharat Kao                42                          900000
Mr Edwin Lao                 51                          900000

Mr Irani is an ENT surgeon who is self employed. He has been Chairman and co founder of the business of Aus Water for the last 5 years.

Mr Richard Flory is a lawyer specializing in Commercial transactions and International Trade and transfer of technology. He is self employed and has been legal and commercial consultant to a number of Australian companies expanding into the Asia Pacific region. He has a power of attorney over Adinda Pty Ltd which is the Trustee of his family trust he is also the authorized agent for Adinda Pty Ltd. For the past five years he has been the CEO of the Aus Water business.

Mr Bharat Kao, MBA is a management specialist who  has managed and run

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substantial manufacturing operations in various industries in India and
Australia and for the last 5 years he has been the General Manager of the Aus Water business. He was instrumental in setting up the first Aus Water bottling plant in New Delhi India commencing 1998.

Mr Edwin Lao is a management consultant who has run major computer operations in the United States of America and Canada on behalf of large multinationals . For the last 2 years he has been instrumental in expanding the direction of the Aus Water business into North and South America and Canada.

Mr. Herbert Maxwell, resigned as our sole director and officer, effective April 10, 2000.


Change in Control as A Result of the Acquisition of Aus Water

     Messrs., Adinda and Mr. Irani own, in total 10,200,000 shares of our common stock. This will represent approximately 95% of outstanding common stock, and our current shareholders will own 624,000 shares, or approximately 5% of the shares to be issued and outstanding after the closing of the acquisition of Aus Water, reflecting a change in control.

Item 2. Acquisition or Disposition of Assets.

Aus Water is an Australasian corporation whose business is primarily in the distribution, sales and manufacture of ultra pure water purification systems using patented vacuum distillation technology pursuant to an exclusive Licencing Agreement with Rainpure Pty. Ltd. a private company of New South Wales, Australia ("Rainpure"). Aus Water currently has sales operations in Melbourne and Sydney, Australia and offices and factory selling bottled water and purifiers in Delhi, India.

     Aus Water is committed to the vacuum distillation technology of water purification because the it provides, in Aus Water's view, the only practical, effective and secure technique to provide sterile drinking water regardless of the source from which the water is taken.

     Vacuum Distillation is a physical separation technology that is essentially the boiling of water at near ambient temperatures under vacuum and condensing the resultant vapour into ultra-pure water. The flexibility of the technology is such that a customised system can be produced to suit any application in the field of water purification or liquid waste treatment. Vacuum Distillation can be applied to a wide range of source waters or aqueous waste streams for production of ultra-pure water for human consumption.

     It is generally accepted that distillation is one of the most effective forms of water treatment. Most of the contaminants are left in the boiling chamber, with the condensed water virtually containment free. Vacuum Distillation removes a far greater percentage of these contaminants then reverse osmosis, filtering or any other method of water purification. Based on its own studies, Aus Water's Vacuum Distillation generally provides water which is free

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of any impurities with less than 5 TDS (Total Dissolved Solids) per million).
These standards are much higher than the World Health Organisation guidelines or any statutory standards usually set by countries in which Aus Water distributes and sells its products.

Aus Water distributes and manufactures world patented vacuum distillation systems providing solutions for small, medium and large water purification usage (the "Systems"), including the following:

-     The RM 30 Vacuum Distillation Water Purifier.

The RM30 is a self-contained, freestanding unit which produces 30-40 litres of ultra-pure water per day. The unit has a storage capacity of 20 litres and dispenses both chilled water at 4 degrees C. And hot water at 90 degrees C. The unit will typically service the needs of 15-20 people. It can either be connected directly to plumbing or filled manually. The unit is fully automatic, operates on a general-purpose power outlet and requires no on going maintenance. The unit is suited for the corporate and office market.

-     The RM 100 Vacuum Distillation Water Purifier.

The RM100 is a larger unit which produces 100 litres of ultra-pure water per day. Its primary application is for large homes, workshops, factories, schools, restaurants, hospitals, hotels and small water bottling businesses. The unit, which requires no filters, cartridges, ozone, membranes or chemicals can be installed on an exterior wall and operates on any feed water including tap, bore, river or even seawater.

-     The Aus Water/V Still System.

     For large scale water solutions Aus Water in collaboration with Distech Ltd of New Zealand, distributes and provides vacuum distillation systems which can provide outputs between 4,000 and 80,000 litres per day. These systems have all the benefits and functionality of traditional vacuum distillation, but in addition these units have improved the natural distillation process by combining advancements in energy recovery and vacuum distillation to increase system efficiency and eliminate certain maintenance problems.


     Pursuant to a Licence Agreement date January 23rd 1995 (the "License Agreement") between Adinda and Dr. Irani, as the Licensors (together the "Licensors") and Rainpure as the Licencee, Rainpure granted to the Licensors an exclusive licence in India, Burma, Pakistan and Sri Lanka (the "Territories") to manufacture and distribute Rainpure products including the "Rainmaker 30" and "Rainmaker 100" water purification units and all subsequent models and any adaptations, modifications, and enhancements, large scale water purification plants and waste management plants which products utilize the vacuum distillation or cold vaporisation patented technology of Rainpure. In addition the Licensors received the exclusive rights to utilize the Rainpure technology

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to establish water bottling plants in the Territories. The Licensors assigned the Licence Agreement to Aus Water on January 12th 1999 for consideration of Aus water issuing from it's capital stock 4,000,000 shares at AUD$1.00 per share.

     In 1999 Rainpure granted Aus Water the non-exclusive right to manufacture and sell the Systems world wide other than Korea, Malaysia, Indonesia and England.

     The initial term of the Licence expires 23rd of January 2005 and Aus Water has the right to renew the Licence for two further periods of 5 years each.

     Under the terms of the License the Licensors paid an initial License Fee of AUD$200,000. Aus Water is obligated to pay a continuing sliding scale Royalty starting at 7% of the wholesale price with minimum yearly sales volumes. Aus Water has represented to us that as of the date of this filing, it is in good standing under the terms of the License Agreement.

Voting Securities and Principal Holders Thereof

     As of April 10, 2000, we had a total of 12,640,400 shares of Common Stock issued and outstanding. The following table sets forth, as of April 10, 2000, the number of shares of our common stock owned of record and beneficially by officers, directors and persons who hold 5% or more of our outstanding common stock. Also included are the shares held by all executive officer and directors as a group.

---------------------------------------------------------------------
                                 Number of Shares       Percent of
Name and address                 Owned Beneficially     Class Owned
---------------------------------------------------------------------
Richard Flory                       5,100,000               40%
---------------------------------------------------------------------
Bomani Irani                        5,100,000               40%
---------------------------------------------------------------------
Bharat Kao                            900,000              7.5%
---------------------------------------------------------------------
Edwin Lao                             900,000              7.5%
---------------------------------------------------------------------
Officers and directors as a
 group (4 persons)                 12,000,000               95%
---------------------------------------------------------------------

(1)     The person listed is an officer, a director, or both, of the Company.

*     Less than 1%

Market for our Common Stock

There is no market for our common stock nor can there be any assurance that a trading market for our common stock will develop following the acquisition of Aus Water.

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                            Additional Information

     The Company is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is obligated to file reports, proxy statements and other information with the Commission relating to its business, financial condition and other matters. Information as of particular dates concerning the Company's directors and officers, their remuneration, options granted to them, the principal holders of the Company's securities and any material interests of such persons in transactions with the Company is required to be disclosed in proxy statements distributed to the Stockholder and filed with the Commission.

     Such reports, proxy statements and other information should be available for inspection at the public reference facilities of the commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional office of the Commission located at Seven World Trade Center, Suite 1300, New York, N.Y. 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such information should be obtainable by mail, upon payment of the Commission's customary charges, by writing to the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the internet at http://www.sec.gov that contains reports, proxy statements and other information relating to the Company and Purchaser which have been filed via the Commission's EDGAR System.

Item 3.  Bankruptcy or Receivership.

     Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant.

     Not Applicable

Item 5.  Other Events.

     Not Applicable

Item 6.  Resignation of Directors and executive Officers.

     Mr. Herbert Maxwell resigned as a director effective April 10, 2000.

Item 7.  Financial Statements.

     No financial statements are filed herewith. The Registrant shall file the financial statements by amendment hereto no later than 60 days after the date this report on Form 8-K must be filed.

Item 8.  Change in Fiscal Year.

     Not Applicable

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           San Fabian Resources, Inc.
                                       --------------------------------------
                                           (Registrant)


Dated: April 13, 2000.                 By:  /s/Richard Flory
                                       --------------------------------------
                                       Richard Flory Chief Executive Officer

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